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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

                                                 Jurisdiction or
Name of Direct Subsidiaries                        Organization
---------------------------                      ---------------

Medical Graphics Corporation GmbH                     Germany


Name of Indirect Subsidiaries
-----------------------------

None